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                                                                     Exhibit 8.1

                  [Opinion of Simpson Thacher & Bartlett regarding tax matters.]


                                                                January 28, 2003



Sirius Satellite Radio Inc.
1221 Avenue of the Americas
36th Floor
New York, New York 10020


        Re: The Registration Statement on Form S-4 (File No. 333-101317)

Ladies and Gentlemen:

         We have acted as counsel to Sirius Satellite Radio Inc. (the "Company"), a Delaware corporation, in connection with the Registration Statement on Form S-4 (Registration No. 333-101317) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the exchange offer, the consent solicitation and the solicitation of acceptances to prepackaged plan of reorganization, all as described in such Registration Statement.

         We have examined the Registration Statement filed by the Company. In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

         In rendering such opinion, we have assumed, with your permission, that the statements set forth in the Registration Statement are true, complete and correct and will




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Sirius Satellite Radio Inc.          -2-                        January 28, 2003

remain true, complete and correct at all times up to and including the effective date of the Registration Statement.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein and therein, the discussion contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences" is, where indicated, the opinion of Simpson Thacher & Bartlett.

         We express our opinion herein only as to those matters specifically set forth and no opinion should be inferred as to the tax consequences under any state, local or foreign law, or with respect to other areas of United States federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

         We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to our name under the caption "Material United States Federal Income Tax Consequences" in the Prospectus included in the Registration Statement.



                                                 Very truly yours,

                                                 /s/ SIMPSON THACHER & BARTLETT

                                                 SIMPSON THACHER & BARTLETT